                                                                       Exhibit 5

                                          June 28, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

      Re:   WHX Corporation
            Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel for WHX Corporation,  a Delaware corporation (the
"Company"),  in connection  with the  preparation  and filing of a  Registration
Statement on Form S-8 (the  "Registration  Statement")  with the  Securities and
Exchange  Commission,  with respect to the registration under the Securities Act of 1933,  as  amended  (the  "SEC"),  of the offer and sale of an  aggregate  of
800,000 common shares (the "Shares"),  par value $.01 per share,  issuable under the Company's 2007 Incentive Stock Plan (the "2007 Plan").

      We advise  you that we have  examined  originals  or copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company,  each as amended to date,  corporate  proceedings of the
Company, the 2007 Plan, the documents to be sent or given to participants in the
2007 Plan, the Registration Statement and such other documents and certificates, and we have made such  examination of law, as we have deemed  appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the  genuineness of all  signatures,  the  authenticity of all documents submitted  to us as  originals,  and the  conformity  to original  documents  of documents submitted to us as certified or photostatic copies.

      Based upon the  foregoing,  we are of the opinion  that the  Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
2007 Plan, will be duly and validly issued, fully paid and non-assessable.

      We are  members  of the Bar of the  State of New York  and we  express  no opinion as to the effects of any laws other than the federal  laws of the United
States  of  America,  the  laws  of the  State  of New  York,  and  the  General
Corporation Law of the State of Delaware,  which includes statutory  provisions, all applicable  provisions of the Delaware  constitution  and reported  judicial decisions interpreting those laws.

June 28, 2007

      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the  Securities Act or the rules and  regulations of the SEC.

                 Very truly yours,

                 /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP